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                                                                    Exhibit 10.1


                              TRANSITION AGREEMENT

         This TRANSITION AGREEMENT (the "Agreement"), dated as of the 28th day of May, 2002, is entered into by and between Genesis Health Ventures, Inc., a Delaware corporation (together with its subsidiaries and affiliates being collectively referred to herein as the "Company") and Michael R. Walker (the "Executive").

         WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of October 2, 2001 (the "Employment Agreement");

         WHEREAS, the Executive has agreed to resign from his employment with the Company and relinquish his position as Chief Executive Officer of the Company as of the Effective Date (as hereinafter defined), but has agreed to continue in his position of Chairman ("Chairman") of the Board of Directors of the Company (the "Board") and provide consulting services to the Company during the Transition Period (as hereinafter defined);

         WHEREAS, the Executive desires to assist the Company in effecting an orderly and efficient transition in respect of the Company's senior management following the Effective Date; and

         WHEREAS, the Executive and the Company desire to set forth their understanding of the Executive's role during the Transition Period (as hereinafter defined) and the parties rights and obligations resulting from the Executive ceasing to be employed by the Company as of the Effective Date.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

         Section 1. Termination of Employment: Termination Payment.

         (a) Termination of Employment; Relinquishment of Chief Executive Officer and Chairman Positions. The Executive's employment with the Company shall terminate as of the close of business on May 28, 2002 (the "Effective Date"). The Executive shall relinquish his position as Chief Executive Officer of the Company, including all duties and responsibilities associated with such position, as of the Effective Date. During the period beginning on the Effective Date and continuing through the earlier of (i) December 31, 2002 or (ii) such date, reasonably determined by the Board, which shall not be less than five days after notice of such determination is provided to the Executive (the "Transition Period"), the Executive shall continue to serve as the Chairman of the Board. Effective as of the end of the Transition Period, the Executive shall resign from his position as a member of the Board and from his position as the Chairman of the Board, including all duties and responsibilities associated with such positions. During the period beginning on the Effective Date and continuing through December 31, 2002, the Executive shall be entitled to continue engaging in lobbying activities including, but not limited to, lobbying activities with The Alliance for Quality Nursing Home Care.

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         (b) Removal of Personal Property. In no event later than May 31, 2002, the Executive shall remove all personal property from his office at the Company's corporate offices, including but not limited to the paintings, books and other artifacts located in such office as of the Effective Date. On and after May 31, 2002, the Executive shall not maintain an office or presence at the Company's corporate offices, including but not limited to the corporate offices of Eldertrust.

         (c) Payments and Benefits. In consideration for the Executive's agreement to be bound by the terms of this Agreement, including but not limited to Section 5(c) hereof and the Release set forth in Section 3 hereof, the Executive shall be entitled to receive from the Company the payments and benefits set forth in subparagraphs (i) through (iv) of this Section 1(c), provided that the Executive shall not have revoked such Release:

                  (i) on the eighth day after the Executive's execution of this Agreement, to the extent there has been no revocation of the Release by the Executive prior to such date (the "Payment Date"), the Company shall pay the Executive in a lump sum in cash any accrued and unpaid base salary, bonuses or deferred compensation in respect of periods through the Effective Date; provided, however, that, to the extent permitted under the terms of the Company's Deferred Compensation Plan, the Executive shall be entitled to defer payment of up to $2,528,834 of such deferred compensation until no later than January 1, 2003;

                  (ii) on the Payment Date, the Company shall pay the Executive a lump sum in cash in an amount equal to $5,525,000, less applicable withholding, of which (1) $5,100,000 represents the severance pay the Executive would have been entitled under Section 7.4 of the Employment Agreement as if his employment had been terminated by the Company without "Cause" (as such term is defined in the Employment Agreement) on the Effective Date and (2) $425,000 represents the Executive's incentive compensation bonus with respect to the fiscal year of the Company during which the Effective Date occurs;

                  (iii) for a period of two years beginning on the Payment Date, the Company will continue to provide, on the same basis as executive officers of the Company generally, the health and life insurance benefits (but excluding disability benefits) provided to the Executive and his spouse and eligible dependants immediately prior to the Payment Date (provided that the Executive continues to make all required employee contributions). In the event that the Executive's participation in any such plan or program is barred by the terms thereof, the Company shall pay to the Executive an amount equal to the annual contribution, payments, credits or allocation made by the Company to him, to his account or on his behalf under such plans and programs from which his continued participation is barred except that if the Executive's participation in any health, medical or life insurance plan or program is barred, the Company shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs that provide to the Executive's health, medical and life insurance coverage which is equivalent to the insurance coverage to which the Executive was entitled prior to the Payment Date;

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                  (iv) for a period of two years beginning on the Payment Date, the Company shall continue to provide the Executive with life insurance policy providing for a death benefit of at least $6,000,000 to the Executive's designated beneficiaries. At the end of such period, the Executive shall be entitled to receive the then cash value of such policy less the aggregate amount of premiums paid by the Company on such policy;

                  (v) the Executive's outstanding deferred stock grant of 150,000 shares of the common stock of the Company shall fully vest as of the Payment Date and, to the extent permitted by the terms of the Company's Deferred Compensation Plan, the Executive shall be entitled to defer receipt of such shares until no later than January 1, 2003; and

                  (vi) the Executive's outstanding stock options to purchase 225,000 shares of the common stock of the Company shall fully vest as of the Payment Date, shall remain exercisable for a period of ninety (90) days following the Effective Date and shall thereafter terminate to the extent unexercised by the Executive; provided, however, that in no event will such stock options be exercisable following the expiration of the term of such stock options.

         Section 2. Consulting Services During the Transition Period. During the Transition Period, the Executive shall serve as a consultant to the Company and shall perform such consulting services as the Board and/or the Interim Chief Executive Officer of the Company shall reasonably request to assist the Company in effecting an orderly and efficient transition in respect of the Company's senior management. Effective as of the end of the Transition Period, the Executive shall cease to be a consultant of the Company. During the Transition Period, the Company shall pay the Executive a consulting fee of $70,833.33 per month, payable at the end of each month during the Transition Period. During the Transition Period, the Company shall, upon proper submission of proper vouchers in respect thereof, pay or reimburse the Executive in accordance with the Company's reimbursement and expense policies, as in effect from time to time, for all reasonable expenses incurred by the Executive in performing consulting services for the Company, provided that in no event shall any such payment or reimbursement exceed $6,000 in any month during the Transition Period. During the Transition Period, the Company shall provide the Executive an office, at a location separate from the Company's corporate offices, and secretarial services that are substantially comparable to the office and secretarial services provided to the Executive immediately prior to the Effective Date.

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         Section 3. Release by the Executive.

                  (a) The Executive knowingly and voluntarily releases and forever discharges the Company and the Company's parents, subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of the Company (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them the Executive or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the Effective Date and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release includes, without limitation, any rights or claims relating in any way to the Executive's employment relationship with the Company or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and the Executive.

                  (b) Nothing herein shall be deemed to release (i) any of the Executive's rights under this Agreement, (ii) any of the Executive's rights that have accrued prior to the date hereof under the Company's employee benefit plans; or (iii) any of the Executive's rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and/or any subsidiary or parent of the Company.

                  (c) The Executive represents that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. The Executive further represents that he understands and agrees that he has the right and has in fact reviewed this Agreement and, specifically, the Release, with an attorney of the Executive's choice. The Executive further represents that he understands and agrees that the Company is under no obligation to offer him this Agreement, and that the Executive is under no obligation to consent to the Release, and that he has entered into this Agreement freely and voluntarily.


                  (d) The Executive shall have twenty-one (21) days to consider this Agreement and once he has signed this Agreement, the Executive shall have seven additional days from the date of execution to revoke his consent to the Release set forth above. Any such revocation shall be made by delivering written notification to the Board.

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         Section 4. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

                                    If to the Executive:

                                    228 N. Garfield Street
                                    Kennett Square, PA 19348


                                    If to the Company:

                                    101 East State Street
                                    Kennett Square, PA 19348
                                    Attention:  Robert H. Fish, Interim Chief
                                    Executive Officer




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or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         Section 5. Miscellaneous.

                  (a) Enforcement: Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles. The Company shall have the right, without prejudice to any other rights or remedies it might have under the law which are reserved, to obtain injunctive relief to restrain any breach or threatened breach by the Executive of this Agreement or otherwise to specifically enforce any provision of this Agreement; provided, however, that such right to injunctive relief does not preclude the Company from seeking monetary damages for a breach by the Executive of this Agreement.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, including but not limited to the Employment Agreement and any separation benefits payable thereunder, except as otherwise provided in Section 5(c) below.

                  (c) Survival of Certain Employment Agreement Provisions. The Company and the Executive agree that Sections 9, 10, 11, 13.1 and 13.2 of the Employment Agreement shall continue in full force and effect following the Effective Date, provided, however, that the noncompetition covenant set forth in
Section 11.2 of the Employment Agreement shall be enforceable by the Company for a period of one year following the Effective Date and shall thereafter terminate.

                  (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

                  (e) Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

                  (f) Withholding. All payments made by the Company to the Executive pursuant to this Agreement shall be reduced by all federal, state, city or other taxes that are required to be withheld pursuant to any law or governmental regulation.

                  (g) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.

                               GENESIS HEALTH VENTURES, INC.



                               By:    /s/ James Wankmiller
                                      ----------------------------------------
                               Name:  James Wankmiller

                               Title: Senior Vice President

                                      /s/ Michael R. Walker
                                      ----------------------------------------
                                      Michael R. Walker



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